UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2003

USA BROADBAND, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or jurisdiction of Incorporation)	000-29433 (Commission File Number)	84-1592698 (IRS Employer Incorporation)

1111 Orange Ave. Coronado, CA 92118 (Address of principal executive offices)

(619) 435-2929 (Registrant’s telephone number, including area code)

921 Transport Way, Suite 4 Petaluma, CA 94954 (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  Acquisition or Disposition of Assets.

On March 7, 2003, USA Broadband, Inc., a Delaware corporation (“USBU”), completed the purchase of 49% of the shares of voting stock and 90% of the economic interest in Cable California, SA de C.V., a Mexican corporation (“Cable California”), from dick clark international cable ventures, ltd., a Turks and Caicos entity (“dcicv”).  Cable California possesses a 30-year advanced telecommunications broadband concession from the Mexican government to construct and operate a 750-MHz fiber-optic network providing high-speed Internet, telephone, data and multi-channel cable television to residents and businesses in the greater Tijuana, Mexico metropolitan area.  Cable California is constructing a 1,300-mile broadband network and has completed the first phase of this cable build, including its head-end, central operations center and over 100 miles of cable plant now serving approximately 2,000 customers.

In addition, USBU acquired certain tangible and intangible assets, including office and computer equipment, vehicles, machinery and satellite equipment from Las Americas Broadband, Inc., a Colorado corporation (“LABN”).   These assets are related to Cable California’s operations in Mexico.  USBU intends to utilize the acquired LABN assets in a similar manner to the way they were used by LABN.  USBU also acquired LABN’s rights and obligations under that certain agreement dated as of September 26, 2002, among LABN, Cable California, Carlos Bustamante Sr. (“Bustamante”) and LABN Mexico, SA de C.V., a Mexico corporation, which will allow USBU to manage and operate the proposed cable television system in Tijuana.  In addition, USBU acquired LABN’s rights under a $7,000,000 promissory note payable by Cable California to LABN.

In exchange for the foregoing acquisitions, USBU issued 2,500,000 shares of its common stock to dcicv, 2,250,000 shares of its common stock to LABN, and 250,000 shares of its common stock to Bustamante.  In addition, USBU assumed an aggregate of $1,250,000 of debt, liabilities and other financial obligations of Cable California and LABN and reduced the outstanding principal amount of a promissory note issued by LABN in favor of USBU from $890,276 to $500,000.  The amended note will remain as presently collateralized by assets of LABN, including its cable television system in Tehachapi, California.  USBU also paid LABN $250,000 in cash.

Item 7.   Financial Statements and Exhibits.

(a)           Financial statements of Cable California will be filed by amendment not later than 60 days from the date of this filing.

(b)           Pro forma financial information with respect to the acquisition of Cable California’s business will be filed by amendment not later than 60 days from the date of this filing.

(c)           Exhibits

Exhibit number	Description
2.1

Asset Purchase Agreement dated as of January 9, 2003, by and among USA Broadband, Inc., dick clark international cable ventures, ltd., Cable California, SA de C.V., and Las Americas Broadband, Inc., and Carlos Bustamante Sr.

99	Press release dated January 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA BROADBAND, INC.

	By:	/s/ Grant Miller
March 21, 2003		Its: Principal Executive Officer